UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 22, 2010

TrustCo Bank Corp NY
(Exact name of registrant as specified in its charter)

NEW YORK	0-10592	14-1630287
State or Other Jurisdiction of Incorporation or Organization	Commission File No.	I.R.S. Employer Identification Number

5 SARNOWSKI DRIVE, GLENVILLE, NEW YORK 12302
(Address of principal executive offices)

(518) 377-3311
(Registrant’s Telephone Number,
Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TrustCo Bank Corp NY

Item 8.01.	Other Events

Robert A. McCormick, a current member of the Board of Directors of TrustCo Bank Corp NY (“TrustCo”) and TrustCo’s former chairman, president and chief executive officer, has agreed to extend his consulting agreement with TrustCo at a reduced annual level for a term of five years (subject to earlier termination as provided in the agreement). A copy of the consulting agreement accompanies this filing as exhibit 10(a).

Also, the Board took steps to strengthen corporate governance and has split the titles of Chairman of the Board and the Chief Executive officer.  In the future the Chairman of the Board will be selected from the Independent Directors and will serve as a Non Executive Chairman for a one year term.  The Board will select the new Chairman at it's January, 2011 meeting.  This individual will serve as Chairman of both TrustCo and of its principal subsidiary, Trustco Bank. Robert J. McCormick will remain as president and chief executive officer of TrustCo and Trustco Bank and will also remain a member of the board.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Reg S-K Exhibit No.	Description

10(a)	Consulting agreement dated December 21, 2010 between TrustCo and Robert A. McCormick.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 22, 2010

TrustCo Bank Corp NY
(Registrant)

By:	/s/ Robert T. Cushing
Robert T. Cushing
Executive Vice President and
Chief Financial Officer

Exhibits Index

The following exhibits are filed herewith:

Reg S-K Exhibit No.	Description	Page

10(a)	Consulting agreement dated December 21, 2010 between TrustCo and Robert A. McCormick.	5-8